

<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM PIMCO
ADVISORS L.P. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                          42,017
<SECURITIES>                                    10,818
<RECEIVABLES>                                   56,965
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               114,195
<PP&E>                                          10,506<F1>
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                 369,040
<CURRENT-LIABILITIES>                           49,994
<BONDS>                                              0
<COMMON>                                       332,225<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                    (13,908)<F3>
<TOTAL-LIABILITY-AND-EQUITY>                   369,040
<SALES>                                              0<F4>
<TOTAL-REVENUES>                                91,220<F5>
<CGS>                                                0<F4>
<TOTAL-COSTS>                                   63,011<F6>
<OTHER-EXPENSES>                                 9,002<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                 19,752
<INCOME-TAX>                                       389
<INCOME-CONTINUING>                             19,363
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    19,363
<EPS-PRIMARY>                                      .31<F8>
<EPS-DILUTED>                                      .19<F9>

<F1>Net of accumulated depreciation and amortization.
<F2>Entity is a partnership. Amount shown represents Partners' Capital.
<F3>Amount shown comprises Unamortized Compensation.
<F4>The partnership is in the service business and has no sales or cost of goods sold of tangible products.
<F5>Amount shown comprises revenues from services.
<F6>Amount shown comprises costs of services.
<F7>Amount shown is from amortization of intangible assets.
<F8>Amount shown is for the Partnership's General Partner and Class A Limited
Partner Units.
<F9>Amount is for the Partnership's Class B Limited Partner Units.

